EXECUTION COPY
WARRANT
THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.
WARRANT
TO PURCHASE
SHARES OF COMMON STOCK
OF
ADVANCED EMISSIONS SOLUTIONS, INC.
No. W-1    February 1, 2023
FOR VALUE RECEIVED, the undersigned, Advanced Emissions Solutions, Inc., a Delaware corporation (together with its successors and assigns, the “Company”), hereby certifies that
CF Global Credit, LP
or its registered assign is entitled to subscribe for and purchase, at the Warrant Exercise Price per share, the Warrant Share Number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock. This Warrant is issued pursuant to that certain Term Loan and Security Agreement, dated as of February 1, 2023, by and among the Company, certain subsidiaries of the Company, CF Global Credit, LP and the lenders from time to time party thereto (the “Loan Agreement”). Capitalized terms used in this Warrant and not otherwise defined herein shall have the respective meanings specified in Section 7 hereof.
1.Term. The right to subscribe for and purchase Warrant Shares represented hereby shall expire at 5:00 P.M. (New York City time) on February 1, 2030 (such period being the “Term”).
2.Method of Exercise; Payment; Issuance of New Warrant; Transfer and Exchange.
(a)Time of Exercise. The purchase rights represented by this Warrant may be exercised in whole or in part at any time and from time to time during the Term, and (i) in the event that this Warrant has not been exercised in full as of the last Business Day during the Term, the purchase rights represented by this Warrant shall be deemed to be automatically exercised in full by the Holder as of such last Business Day and (ii) in the event that this Warrant has not been exercised in full as of the occurrence of a Change of Control that occurs during the Term, the purchase rights represented by this Warrant shall be deemed to be automatically exercised in full by the Holder immediately prior to such Change of Control.
(b)No Cash Exercise. The Holder may only exercise this Warrant pursuant to Section 2(c).

(c)Net Issue Exercise. The Holder may exercise this Warrant by electing on one or more occasions, at any time prior to the expiration of the Term, to receive Warrant Shares issuable in accordance with this Warrant (or the portion thereof being cancelled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the Holder a number of Warrant Shares computed using the following formula:

X =	Y(A-B)
A
Where:        X = the number of the Warrant Shares to be issued to the Holder.
Y = the number of the Warrant Shares with respect to which the Warrant is exercised.
A = the fair market value of one share of Common Stock on the date of determination.
B = the Warrant Exercise Price (as adjusted to the date of such calculation).
For purposes of this Section 2(c), the fair market value of one share of Common Stock on the date of determination shall mean:
(i)if the Common Stock is publicly traded, the per share fair market value of the Common Stock shall be the closing price of the Common Stock as quoted on the NASDAQ Global Market, or the principal exchange or market on which the Common Stock is listed, on the last trading day ending prior to the date of determination; and
(ii)if the Common Stock is not so publicly traded, the per share fair market value of the Common Stock shall be such fair market value as determined in good faith by the Board of Directors of the Company in reliance on an opinion of a nationally recognized independent investment banking firm retained by the Company for this purpose; provided that Holder shall have a right to receive from the Board of Directors the calculations performed to arrive at such fair market value and a certified resolution of the fair market value from the Board of Directors of the Company.
The date of determination for purposes of this Section 2(c) shall be the date the notice of exercise is delivered by the Holder to the Company.
(d)Issuance of Warrant Shares and New Warrant. In the event of any exercise of the rights represented by this Warrant in accordance with and subject to the terms and conditions hereof, (i) the Warrant Shares so purchased shall be delivered by the Company within (x) one (1) Business Day after such exercise and delivery of this Warrant and the exercise form, if the Holder provides the Company with at least one (1) Business Day prior written notice or (y) two (2) Business Days after such exercise and delivery of this Warrant and the exercise form, if the Holder did not provide the Company with notice in advance of such exercise, via (A) book-entry transfer crediting the account of the Holder through the Company’s transfer agent and registrar for the Common Stock (which as at the issuance of this Warrant is Computershare Trust Company, N.A.) or (B) if requested by the Holder, in the form of certificates in the name of the Holder, and (ii) unless this Warrant has expired, a new Warrant representing the number of Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder within such time.

(e)Transferability of Warrant. The Warrant and Warrant Shares may be freely sold, assigned, disposed of, pledged, hypothecated, encumbered or otherwise transferred (collectively, a “Transfer”), subject to the restrictions set forth in this Section 2(e). Any Transfer of the Warrant and Warrant Shares must be in compliance with the Act and applicable state securities laws and, if requested by the Company, receipt by the Company of an opinion of counsel, reasonably satisfactory to the Company, that such Transfer is in compliance with the Act and applicable state securities laws. Following any Transfer, the Warrant shall at all times remain subject to the terms and restrictions set forth in this Agreement.
(f)Compliance with Securities Laws.
(i)The Holder, by acceptance hereof, acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired solely for the Holder’s own account, and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except pursuant to an effective registration statement, or an exemption from registration, under the Act and any applicable state securities laws.
(ii)Except as provided in paragraph (iii) below, this Warrant and all Warrant Shares issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form (which, in the case of Warrant Shares, shall be in the form of an appropriate book entry notation):
THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.
(iii)Upon request of the Holder and, if requested by the Company, receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Act and applicable state securities laws, the Company shall promptly cause such legend to be removed from any certificate or other instrument for this Warrant or Warrant Shares to be Transferred in accordance with the terms of this Warrant.
(g)No Fractional Shares or Scrip. No fractional shares or scrip representing fractional Warrant Shares shall be issued upon the exercise of this Warrant. In lieu of any fractional Warrant Share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the fair market value of one Warrant Share on the last trading day ending prior to the payment date multiplied by such fraction.
(h)Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

(i)No Rights of Stockholders. The Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise.
(j)Registration of Common Stock. Any Common Stock issuable to Holder upon exercise of this Warrant shall be “Registerable Securities,” as such term is defined in that certain Registration Rights Agreement, dated as of the date hereof, by and among the Company, the Holder and the other parties thereto (the “Registration Rights Agreement”), and entitled to the registration rights provided therein. Notwithstanding anything to the contrary herein, if the Warrant is exercised in connection with the exercise of the Holder’s registration rights in accordance with the Registration Rights Agreement, the Warrant shall not be deemed to have been exercised to the extent that the applicable Warrant Shares are not sold in the applicable offering. The Company will procure, subject to issuance or notice of issuance, the listing of any Warrant Shares issuable upon exercise of this Warrant on the principal stock exchange on which shares of Common Stock are then listed or traded.
3.Certain Representations and Agreements. The Company represents, covenants and agrees:
(a)This Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued.
(b)All Warrant Shares issuable upon the exercise of this Warrant pursuant to the terms hereof shall be, upon issuance, and the Company shall take all such actions as may be necessary or appropriate in order that such Warrant Shares are, validly issued, fully paid and non-assessable, issued without violation of any preemptive or similar rights of any stockholder of the Company, and free from all taxes, liens and charges. The Company further covenants and agrees that during the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved (as unissued or held in treasury) a sufficient number of shares of Common Stock to provide for the exercise in full of this Warrant. The Company will procure, subject to issuance or notice of issuance, the listing of any Warrant Shares issuable upon exercise of this Warrant on the principal stock exchange on which shares of Common Stock are then listed or traded.
(c)The Company shall take all such actions as may be necessary to ensure that all Warrant Shares are issued without violation by the Company of any applicable law or governmental regulation or any requirements of any securities exchange upon which shares of the Company’s capital stock may be listed at the time of such exercise.
4.Adjustments and Other Rights. The Warrant Exercise Price and Warrant Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows; provided, that no single event shall cause an adjustment under more than one subsection of this Section 4 so as to result in duplication.

(a)Stock Splits, Subdivisions, Reclassifications or Combinations. If the Company shall at any time or from time to time (i) declare, order, pay or make a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) split, subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares or (iii) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, the number of Warrant Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such split, subdivision, combination or reclassification shall be proportionately adjusted so that the Holder immediately after such record date or effective date, as the case may be, shall be entitled to purchase the number of shares of Common Stock which such Holder would have owned or been entitled to receive in respect of the shares of Common Stock subject to this Warrant after such date had this Warrant been exercised in full immediately prior to such record date or effective date, as the case may be. In the event of such adjustment, the Warrant Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such split, subdivision, combination or reclassification shall be automatically adjusted to the number obtained by dividing (x) the product of (1) the number of Warrant Shares issuable upon the exercise of this Warrant in full before the adjustment determined pursuant to the immediately preceding sentence and (2) the Warrant Exercise Price in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, split, subdivision, combination or reclassification giving rise to such adjustment by (y) the new number of Warrant Shares issuable upon exercise of the Warrant in full determined pursuant to the immediately preceding sentence.
(b)Distributions. If the Company pays one or more dividends on the shares of Common Stock with a record date prior to the issuance of any portion of the Warrant Shares issuable upon exercise of this Warrant, then promptly following the subsequent issuance of such Warrant Shares the Company shall pay (without interest) to the holder thereof the amount of such cash or other property that such holder would have received in such dividend if such holder had exercised this Warrant with respect to such Warrant Shares prior to the record date for such dividend.
(c)Business Combinations. In case of any Business Combination or reclassification of Common Stock (in cash or other property (other than Common Stock) (other than a reclassification of Common Stock subject to adjustment pursuant to Section 4(a)), notwithstanding anything to the contrary contained herein, (i) the Company shall notify the Holder in writing of such Business Combination or reclassification as promptly as practicable (but in no event later than five (5) Business Days prior to the effectiveness thereof), and (ii) the Holder’s right to receive Warrant Shares upon exercise of this Warrant shall be converted, effective upon the occurrence of such Business Combination or reclassification, into the right to exercise this Warrant to acquire the number of shares of stock or other securities or property (including cash) that the Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of this Warrant in full immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification; and in any such case, if applicable, the provisions set forth herein with respect to the rights and interests thereafter of the Holder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to the Holder’s right to exercise this Warrant in exchange for any shares of stock or other securities or property pursuant to this paragraph. In determining the kind and amount of stock, securities or the property receivable upon exercise of this Warrant upon and following adjustment pursuant to this paragraph, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the Holder shall have the right to make the same election upon exercise of this Warrant with respect to the number of shares of stock or other securities or property which the Holder will receive upon exercise of this Warrant, provided that if the Holder does not make an election the Holder will receive the kind or amount of consideration that non-electing holders of Common Stock receive in such Business Combination.
(d)Certain Repurchases of Common Stock. The Company shall give each Holder notice five (5) Business Days prior to the Effective Date of any Pro Rata Repurchase of Common Stock.
(e)Rounding of Calculations; Minimum Adjustments. All calculations under this Section 4 shall be made to the nearest one-hundredth (1/100th) of a cent or to the nearest one-tenth (1/10th) of a share, as the case may be. No adjustment in the Warrant Exercise Price or the number of Warrant Shares into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a share of Common Stock, or more.
(f)Timing of Issuance of Additional Securities Upon Certain Adjustments. In any case in which (i) the provisions of this Section 4 shall require that an adjustment (the “Subject Adjustment”) shall become effective immediately after a record date (the “Subject Record Date”) for an event and (ii) the Holder exercises this Warrant after the Subject Record Date and before the consummation of such event, the Company may defer until the consummation of such event (1) issuing to such Holder the incrementally additional shares of Common Stock or other property issuable upon such exercise by reason of the Subject Adjustment and (2) paying to such Holder any amount of cash in lieu of a fractional share of Common Stock; provided, that the Company upon request shall promptly deliver to such Holder a due bill or other appropriate instrument evidencing such Holder’s right to receive such additional shares (or other property, as applicable), and such cash, upon (and subject to) the consummation of such event (or completion of such calculation).
(g)Statement Regarding Adjustments. Whenever the Warrant Exercise Price or the Warrant Shares into which this Warrant is exercisable shall be adjusted as provided in this Section 4, the Company shall as promptly as practicable prepare and make available to the Holder a statement showing in reasonable detail the facts requiring such adjustment and the Warrant Exercise Price that shall be in effect and the Warrant Shares into which this Warrant shall be exercisable after such adjustment.
(h)Adjustment Rules. Any adjustments pursuant to this Section 4 shall be made successively whenever an event referred to herein shall occur. If an adjustment in Warrant Exercise Price made hereunder would reduce the Warrant Exercise Price to an amount below par value of the Common Stock, then such adjustment in Warrant Exercise Price made hereunder shall reduce the Warrant Exercise Price to the par value of the Common Stock.
(i)Proceedings Prior to any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 4, the Company shall take such actions as are necessary, which may include obtaining regulatory, stock exchange or stockholder approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock that the Holder is entitled to receive upon exercise of this Warrant pursuant to this Section 4.

5.Taxes.
(a)Withholding. The Company and its paying agent shall be entitled to deduct and withhold taxes on all payments and distributions (or deemed distributions) with respect to the Warrant (or upon the exercise thereof) to the extent required by applicable law. To the extent that any amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes of this Warrant as having been paid to the Person in respect of which such deduction or withholding was made. In the event the Company previously remitted any amounts to a governmental authority on account of taxes required to be deducted or withheld in respect of any payment or distribution (or deemed distribution) with respect to the Warrant or upon the exercise thereof, the Company shall be entitled (i) to offset any such amounts against any amounts otherwise payable in respect of such Warrant, any Warrant Shares otherwise required to be issued upon the exercise of such Warrant or any amounts otherwise payable in respect of Warrant Shares received upon the exercise of such Warrant, or (ii) to require the Person in respect of whom such deduction or withholding was made to reimburse the Company for such amounts (and such Person shall promptly so reimburse the Company upon demand). The Company shall take commercially reasonable steps to minimize or eliminate any withholding or deduction described in this Section 5, including by giving the Person in respect of whom such deduction or withholding may be made an opportunity to provide additional information or to apply for an exemption from, or a reduced rate of, withholding.
(b)Transfer Taxes. The Company shall pay any and all documentary, stamp and similar issue or transfer tax due on (i) the issue of this Warrant and (ii) the issue of Warrant Shares pursuant to the exercise of this Warrant. However, in the case of the exercise of this Warrant, the Company shall not be required to pay any transfer tax that may be payable in respect of the issue or delivery (or any transfer involved in the issue or delivery) of Warrant Shares to a beneficial owner other than the beneficial owner of the Warrant immediately prior to such exercise, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such transfer tax or has established to the satisfaction of the Company that such transfer tax has been paid or is not payable.
6.Frustration of Purpose. The Company shall not, by amendment of its Certificate of Incorporation or bylaws, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but shall at all times in good faith cooperate in the carrying out of all the provisions of this Warrant.
7.Definitions. For the purposes of this Warrant, the following terms have the following meanings:
“Act” has the meaning specified under the legend hereto.
“Affiliate” means with respect to any specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Business Combination” means a merger, consolidation, statutory share exchange, reorganization, recapitalization or similar extraordinary transaction involving the Company.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the State of New York.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company as in effect on February 1, 2023, and as from time to time amended, modified, supplemented or restated in accordance with its terms and pursuant to applicable law.
“Change of Control” means an event or series of events by which: (a) any “person” (other than the lenders under the Loan Agreement or any of their respective Affiliates) or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding (i) any employee benefit plan of such person or its subsidiaries, (ii) any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, and (iii) any “group” of which the lenders under the Loan Agreement or their Affiliates constitute a majority in interest) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of thirty-five percent (35%) or more of the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right); or (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Company cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.
“Common Stock” means the common stock, $0.001 par value, of the Company.
“Company” has the meaning specified in the preamble hereof.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Holder” means the Person or Persons who shall from time to time own this Warrant.
“Loan Agreement” has the meaning specified in the preamble hereof.
“Market Price” means, with respect to the Common Stock or any other security, on any given day, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, of the shares of the Common Stock or of such security, as applicable, on the principal exchange or market on which the Common Stock or such security, as applicable, is so listed or quoted.
“Person” means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity.

“Pro Rata Repurchase” means any purchase of shares of Common Stock by the Company or any Subsidiary thereof pursuant to (A) any tender offer or exchange offer subject to Section 13(e) of the Exchange Act, or (B) pursuant to any other offer available to substantially all holders of Common Stock, in each case whether for cash, shares of capital stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other Person or any other property, or any combination thereof, effected while this Warrant is outstanding; provided, however, that “Pro Rata Repurchase” shall not include any purchase of shares by the Company or any Subsidiary thereof made in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act. The “Effective Date” of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.
“Registration Rights Agreement” has the meaning specified in Section 2(j) hereof.
“Subject Adjustment” has the meaning specified in Section 4(f) hereof.
“Subject Record Date” has the meaning specified in Section 4(f) hereof.
“Term” has the meaning specified in Section 1 hereof.
“Transfer” has the meaning specified in Section 2(e) hereof.
“Warrant” means this Warrant and any other warrants of like tenor issued in substitution or exchange for any thereof pursuant to the provisions of Section 2(d) hereof.
“Warrant Exercise Price” means $0.01, subject to adjustment as set forth herein.
“Warrant Share Number” means 325,457, subject to adjustment as set forth herein.
“Warrant Shares” means shares of Common Stock issuable upon exercise of this Warrant.
8.Amendment and Waiver. Any term, covenant, agreement or condition in this Warrant may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by the Company and the Holder.
9.Governing Law; Jurisdiction; Specific Performance. This Warrant shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware. All actions arising out of or relating to this Warrant shall be heard and determined in the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over any action, any state or federal court within the State of Delaware) and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such action and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such action. The consents to jurisdiction and venue set forth in this Section 9 shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any action arising out of or relating to this Warrant shall be effective if notice is given by overnight courier at the address set forth in Section 10 of this Warrant. The parties hereto agree that a final judgment in any such action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment. The parties hereto agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Warrant in accordance with its specified terms or otherwise breach such provisions. Accordingly, the parties acknowledge and agree that the parties shall be entitled to seek an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Warrant and to enforce specifically the terms and provisions hereof in the courts without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Warrant, and this right of specific enforcement is an integral part of the terms of this Warrant. The parties agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, and agree not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties acknowledge and agree that any party shall not be required to provide any bond or other security in connection with its pursuit of an injunction or injunctions to prevent breaches of this Warrant and to enforce specifically the terms and provisions hereof.
10.Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by email with receipt confirmed, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at the following respective addresses (or at such other address for a party hereto as shall be specified in a notice given in accordance with this Section 10):
(a)If to the Holder:
CF Global Credit LP
251 Little Falls Drive
Wilmington, New Castle County, Delaware 190808
Attn: Jeremy Blank; Nadav Tiomkin
Phone: (646) 319-1219; (203) 685-9351
Email: jblank@comllp.com; ntiomkin@comllp.com
with a copy to (which copy alone shall not constitute notice):
Sidley Austin LLP
787 Seventh Avenue
New York, NY 10019
Attn: John Butler
Phone: (212) 839-8513
Email:    John.Butler@sidley.com
(b)If to the Company:
Advanced Emissions Solutions, Inc.
8051 E. Maplewood Avenue, Suite 210
Greenwood Village, CO 80111
USA
Attn: Mr. Clay Smith
Email: Clay.Smith@ada-cs.com

with a copy to (which copy alone shall not constitute notice):
Gibson, Dunn & Crutcher LLP
2001 Ross Avenue, 21st Floor
Dallas, Texas 75201
Attention: Jonathan Whalen
E-mail: jwhalen@gibsondunn.com
11.Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the Company and the Holder and their respective successors and permitted assigns (subject to Section 2(f) with respect to the Holder).
12.Modification and Severability. The provisions of this Warrant will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of any other provision hereof. To the fullest extent permitted by law, if any provision of this Warrant, or the application thereof to any Person or circumstance, is invalid or unenforceable (a) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Warrant and the application of such provision to other Persons, entities or circumstances will not be affected by such invalidity or unenforceability.
13.Interpretation. When a reference is made in this Warrant to a Section, such reference shall be to a Section of this Warrant unless otherwise indicated. The headings contained in this Warrant are for reference purposes only and shall not affect in any way the meaning or interpretation of this Warrant. Whenever the words “include,” “includes” or “including” are used in this Warrant, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Warrant shall refer to this Warrant as a whole and not to any particular provision of this Warrant unless the context requires otherwise. The words “date hereof” when used in this Warrant shall refer to the date of this Warrant. The terms “or,” “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” All terms defined in this Warrant shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Warrant are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful money of the United States. References to a Person are also to its permitted assigns and successors. When calculating the period of time between which, within which or following which any act is to be done or step taken pursuant to this Warrant, the date that is the reference date in calculating such period shall be excluded (unless otherwise required by law, if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day).
[Signature pages follow]

IN WITNESS WHEREOF, the Company has duly executed this Warrant.

Dated: February 1, 2023	ADVANCED EMISSIONS SOLUTIONS, INC.
	By:	/s/ Greg Marken
	Name:	Greg Marken
	Title:	Chief Executive Officer

[Signature Page to Warrant]

Agreed and Acknowledged:

CF GLOBAL CREDIT, LP
By:	/s/ Michael Lawrence
Name:	Michael Lawrence
Title:	General Counsel
[Signature Page to Warrant]

EXERCISE FORM
(To be executed by the registered holder hereof)
The undersigned registered owner of this Warrant hereby irrevocably elects to exercise the right to purchase represented by the attached Warrant for, and to purchase thereunder, _____________ shares of Common Stock, par value $0.001 per share (the “Common Stock”), of ADVANCED EMISSIONS SOLUTIONS, INC., a Delaware corporation (the “Company”), as provided for therein, and tenders herewith payment of the exercise price in full in accordance with Section 2(c) and the other terms and conditions of the attached Warrant. All capitalized terms used but not defined in this exercise form shall have the meanings ascribed thereto in the attached Warrant.
Please issue a certificate or certificates representing the applicable number of Warrant Shares issuable pursuant to the Warrant in the name of the undersigned.
If said number of shares of Common Stock shall not be all the shares of Common Stock issuable upon exercise of the attached Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of such shares of Common Stock less any fraction of a share of Common Stock paid in cash.

Dated:	Name of Holder
Signature
Address

A-1

ASSIGNMENT FORM
(To be executed by the registered holder hereof)
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint ___________, attorney, to transfer the said Warrant on the books of the within named corporation.

Dated	Signature
Address
PARTIAL ASSIGNMENT
(To be executed by the registered holder hereof)
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________ the right to purchase shares of the Common Stock issuable upon exercise of the attached Warrant, and does irrevocably constitute and appoint ___________, attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated	Signature
Address
FOR USE BY THE ISSUER ONLY:
This Warrant No. W-1 cancelled (or transferred or exchanged) this day of _________, 20__, ___________ shares of Common Stock issued therefor in the name of ______________, Warrant No. W-1 issued for shares of Common Stock in the name of ___________.
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